Exhibit 99.4

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into on December 27, 2018 to be effective as of January 1, 2019, by and between Sierra Bancorp, a California corporation (“Bancorp”), Bank of the Sierra, a California banking corporation (“Bank”), and Michael Olague (“Executive”) on the following terms and conditions.

1.	Position

Executive shall be the Bank’s and Bancorp’s Executive Vice President and Chief Banking Officer (“CBO”).  In that role, he shall have the duties set forth in this Agreement and in the By-Laws of the Bank and Bancorp, subject to the direction of the Chief Executive Officer (“CEO”) or the Board of Directors of the Bank or Bancorp, as applicable.  In addition to such other duties as may be assigned to him, Executive shall be responsible for the overall management and development and marketing of loan products of the Bank and Bancorp and such other duties as are customarily performed by the Chief Banking Officer.

2.	Devotion to Bank and Bancorp’s Business

Executive shall devote substantially his full business time, ability, and attention to the business of the Bank and Bancorp during the term of Executive’s employment under this Agreement and shall not during the term of his employment engage in any other business activities, duties, or pursuits whatsoever, or directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization which is competitive with the Bank or Bancorp, whether for compensation or otherwise, without the prior written consent of the CEO or the Board of Directors of the Bank or Bancorp, as applicable. However, the expenditure of reasonable amounts of time for educational, charitable, or professional activities shall not be deemed a breach of this Agreement if those activities do not materially interfere with the services required of Executive under this Agreement. Nothing in this Agreement shall be interpreted to prohibit Executive from making passive personal investments.  However, Executive shall not directly or indirectly acquire, hold, or retain any interest in any business competing with or similar in nature to the business of the Bank or Bancorp, as applicable, except passive shareholder investments in other financial institutions and their respective affiliates which do not exceed two percent (2%) of the outstanding voting securities in the aggregate of any single financial institution and its affiliates on a consolidated basis.

3.	Noncompetition, Non-solicitation and Nondisclosure by Executive

(a)Executive shall not, during the term of Executive’s employment under this Agreement, directly or indirectly, either as an employee, employer, consultant, agent, principal, stockholder (except as permitted in paragraph 2 of this Agreement), officer, director, or in any other individual or representative capacity, engage or participate in any competitive banking or financial services business without the prior written consent of the CEO or Board of Directors of the Bank or Bancorp.

(b)Following termination of this Agreement and Executive’s employment hereunder and for a period of twelve (12) months thereafter, Executive shall not use any confidential, trade secret, or proprietary information of the Bank or Bancorp, or their respective affiliates and subsidiaries, including information described in paragraph 6 below, to solicit, encourage or assist, directly, indirectly or in any manner whatsoever, (i) any employees of the Bank or Bancorp and their respective affiliates and subsidiaries to resign or to apply for or accept employment with any other competitive banking or financial services business within the counties in California in which the Bank has located its headquarters or branch offices; or (ii) any customer, person or entity that has or has had a business relationship with the Bank or Bancorp during the twelve (12) month period prior to Executive’s termination of employment with the Bank or Bancorp, to terminate or reduce such business relationship and engage in a business relationship with any other competitive banking or financial services business within the counties in California in which the Bank or Bancorp has located its headquarters or branch offices.

4.	Term

Employee’s employment under this Agreement shall commence as of January 1, 2019 (the “Effective Date”) and shall continue thereafter until December 31, 2021 (the “Term”), subject to prior termination or extension as set forth in this Agreement.  The Term of the Agreement shall be automatically extended for a subsequent period or periods of one (1) year each unless, not later than six (6) months prior to the expiration of the then current Term, either party shall have given written notice to the other that the Term shall not be so extended.

5.	Indemnification

To the extent permitted by law and applicable regulations, the Bank or Bancorp shall indemnify Executive if he was or is a party or is threatened to be made a party in any action brought by a third party against Executive (whether or not the Bank or Bancorp is joined as a party defendant) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with said action if Executive acted in good faith and in a manner Executive reasonably believed to be in the best interests of the Bank or Bancorp (and with respect to a criminal proceeding if Executive had no reasonable cause to believe his conduct was unlawful), provided that the alleged conduct of Executive arose out of and was within the course and scope of his employment as an officer or Executive of the Bank or Bancorp.

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6.Disclosure of Information

6.

Executive shall not, either before or after termination of Executive’s employment under this Agreement, without the prior written consent of the Board of Directors of the Bank or Bancorp, or except as required by law to comply with legal process including, without limitation, by oral or written testimony, depositions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, disclose to anyone any financial information, trade or business secrets, customer lists, computer software or other information concerning the business or operations of the Bank or Bancorp, and their respective affiliates and subsidiaries; provided, that such information shall not include information (i) in or which enters the public domain (other than by breach of Executive’s obligations hereunder); (ii) acquired by Executive other than in connection with his employment; or (iii) that is disclosed to Executive by a third party not known to Executive to be obligated to the Bank or Bancorp, to keep such information confidential.  In the event Executive is required by law to disclose such information described in this paragraph 6, Executive will provide the Bank and Bancorp, and their counsel with immediate notice of such request so that they may consider seeking a protective order, provided that Executive shall not be required to incur any expense in connection therewith. If, in the absence of a protective order or the receipt of a waiver hereunder, Executive is nonetheless, compelled to disclose any of such information to any tribunal or any other party or else stand liable for contempt or suffer other material censure or material penalty, then Executive may disclose (on an “as needed” basis only) such information to such tribunal or other party without liability hereunder. Notwithstanding the foregoing, Executive may disclose such information concerning the business or operations of the Bank or Bancorp, and their respective affiliates and subsidiaries as may be required by the Federal Deposit Insurance Corporation (“FDIC”), California Department of Business Oversight (“DBO”) or the Federal Reserve Bank of San Francisco or Board of Governors of the Federal Reserve System (collectively, the “FRB”) or other regulatory agency having jurisdiction over the operations of the Bank or Bancorp, in connection with an examination of the Bank or Bancorp, or other proceeding conducted by such regulatory agency.

7.	Written, Printed or Electronic and Other Material

All written, printed or electronic material, notebooks and records including, without limitation, computer files used by Executive in performing duties for the Bank or Bancorp, other than Executive's personal address lists, telephone lists, notes and diaries, are and shall remain the sole property of the Bank or Bancorp.  Upon termination of employment, Executive shall promptly return all such material (including all copies, extracts and summaries thereof) and any other property of Bank or Bancorp in the possession or under the control of Executive to the Bank or Bancorp.

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8.	Compensation

(a)Salary

The Bank or Bancorp shall pay Executive an annual minimum base salary (“Base Salary”) from the Effective Date of three hundred thirty thousand dollars ($330,000.00), less appropriate withholding, taxes and similar deductions, payable in equal installments on those days when the Bank normally pays its employees.  On or before December 31, 2019, and not less than once each twelve (12) months thereafter, the Board of Directors of the Bank and Bancorp shall review the Base Salary of Executive to evaluate the Base Salary based upon the performance of Executive, market conditions for salaries to individuals similarly employed, increases in the cost of living, and similar factors.  Any such increase will be in the sole discretion of the Boards of Directors of the Bank and Bancorp.

(b)Bonus

At the end of each calendar year or any partial calendar year period in the Term, the amount of bonus compensation (“Bonus”), if any, to be paid to Executive shall be determined in the sole discretion of the Boards of Directors of the Bank and Bancorp based upon the performance of Executive and the results of the Bank’s and Bancorp’s operations and the terms of any bonus or incentive compensation plan then in effect respecting the executives of the Bank or Bancorp.  The amount of any annual bonus shall be paid to Executive not later than March 15 of the following year. Executive’s aggregate Bonus for any period for which a bonus is calculated shall not exceed 50% of Executive’s Base Salary for such period and shall be based on criteria set forth by the compensation committee of the Boards of Directors of Bank and Bancorp.

(c)Business Expenses

In accordance with Bank and Bancorp policy as it may exist from time to time, and subject to the approval of all such expenses by the Board of Directors of the Bank or Bancorp or their designee, as applicable, Executive shall be entitled to reimbursement by the Bank for any ordinary, reasonable business expenses incurred by Executive in the performance of Executive’s duties and in acting for the Bank or Bancorp during the term of this Agreement, provided that Executive furnishes to the Bank or Bancorp substantially adequate records and other documentary evidence as required by the Bank’s or Bancorp's policies.

(d)Benefits

During the term of his employment under this Agreement, Executive shall be entitled to receive the following benefits:

(i)	Executive shall be eligible to participate in all Executive benefit plans maintained by the Bank or Bancorp, including (without

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limitation) any disability, health, vision, dental, accident and other insurance programs, paid vacations, and similar plans or programs, subject to terms and conditions of each plan currently in effect.  The Bank and Bancorp will also pay fifty percent (50%) of Executive’s dependent group health, vision and dental plan premiums

(ii)

The Bank will pay to Executive an automobile allowance as determined by Board of Directors or Compensation Committee.  Executive will pay all maintenance and repair costs during the term of Executive’s employment under this Agreement.  Executive shall acquire or otherwise make available for his business and personal use an automobile suitable to his position and maintain it in good condition and repair.  Executive shall (i) obtain and maintain public liability insurance and property damage insurance policies with insurer(s) acceptable to the Bank and with such coverages in such amounts as may be reasonably acceptable to the Bank from time to time, (ii) provide copies of such policies, endorsements or other evidence of insurance acceptable to the Bank and (iii) such insurance policies shall include notice to the Bank in the event the coverages approved by the Bank are changed in any material respect or cancelled.  Notwithstanding the foregoing, the Bank may, in its discretion, elect to (i) require that the policies name the Bank and Bancorp as an additional insured, subject to the requirement that Executive’s allowance described above shall be increased in an amount equal to the additional premium expense, if any, resulting from the Bank and Bancorp being named as an additional insured or (ii) provide and pay for such insurance policies in lieu of Executive maintaining such policies.

9.	Termination of Agreement and Employment

(a)Automatic Termination

This Agreement shall terminate automatically without further act of the parties and immediately upon the occurrence of any one of the following events, subject to either party's right, without any obligation whatsoever, to waive an event reasonably susceptible of waiver, and the obligation of the Bank or Bancorp to pay the amounts which would otherwise be payable to Executive under this Agreement through the end of the month in which the event occurs.  Only in the event of termination based upon a Change in Control of Bancorp as provided in paragraph 9 (a) (viii), shall Executive be entitled to receive severance benefits based upon automatic termination pursuant to paragraph 9 (d) (i) of this Agreement:

(i)	The death of Executive.

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(ii)	The willful, intentional and material breach or the habitual and continued neglect by Executive of his employment responsibilities and duties.
(iii)	The continuous mental or physical incapacity of Executive.
(iv)

Executive's willful and intentional violation of any state or federal banking or securities laws, or of the bylaws, rules, policies or resolutions of the Bank or Bancorp, or the rules or regulations of the FDIC, DBO, FRB or other regulatory agency or governmental authority having jurisdiction over the Bank or Bancorp, which has a material adverse effect upon the Bank or Bancorp.

(v)

The written determination by a state or federal regulatory agency or governmental authority having jurisdiction over the Bank or Bancorp that Executive is not suitable to act in the capacity for which he is employed by the Bank or Bancorp.

(vi)	Executive’s (A) conviction or plea of nolo contendere to any felony or a crime involving moral turpitude, or (B) Executive’s willful and intentional commission of a fraudulent or dishonest act.
(vii)	Executive’s non-insurability for surety bond coverage as determined in the sole discretion of the Bank’s insurer at any time during the term of Executive’s employment under this Agreement.
(viii)	A Change in Control of Bancorp.

(b)Termination by Bank

The Bank and Bancorp may, at their election and in their sole discretion, terminate Executive’s employment and this Agreement at any time and for any reason or for no reason, upon thirty (30) days prior written notice to Executive, without prejudice to any other remedy to which the Bank or Bancorp may be entitled either at law, in equity or under this Agreement.  Unless otherwise agreed in writing by Bank and Bancorp, at the effective time of such notice Executive shall continue performing and discharging the duties and responsibilities of his positions for such thirty (30) day period.  All rights and obligations accruing to Executive under this Agreement shall cease at such termination, except that such termination shall not prejudice Executive’s rights regarding employment benefits which shall have accrued prior to such termination, including the right to receive the severance benefits specified in paragraph 9 (d) (ii) below.

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(c)Termination by Executive

Executive may terminate his employment with the Bank and Bancorp and this Agreement at any time and for any reason or no reason, upon ninety (90) days prior written notice to the Bank and Bancorp.  Unless otherwise agreed in writing by the Bank and Bancorp, at the effective time of such notice Executive shall continue performing and discharging the duties and responsibilities of his positions for such ninety (90) day. All rights and obligations accruing to Executive under this Agreement shall cease at such termination, except that such termination shall not prejudice Executive's rights regarding employment benefits, including vested stock options or supplemental retirement or salary continuation plan benefits, which shall have accrued and vested prior to such termination.

(d)Severance Benefits

(i)Subject to paragraphs 11 and 23 of this Agreement, in the event of automatic termination based upon a Change in Control under paragraph 9 (a) (viii), then Executive shall receive Change in Control benefits consisting of (A) a cash payment in an amount equal to 150% of Executive's then current Base Salary during the year the termination occurs, less applicable withholding deductions (in addition to accrued Base Salary, incentive compensation, or other payments, if any, due Executive), payable in lump sum promptly after sixty (60) days following such termination, but in no event later than March 15 following the end of the calendar year that includes such termination; and (B) continuation of group health, vision and dental insurance coverages specified in paragraph 8 (d) (i) of this Agreement for Executive and fifty percent (50%) of the costs of Executive’s dependents pursuant to The Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), or under applicable California law pursuant to Assembly Bill No. 1401 (“Cal-COBRA”), with one hundred percent (100%) of premiums for the insurance coverages payable by the Bank or Bancorp monthly to Executive for a period of twelve (12) months from the date of termination.  Notwithstanding the foregoing or any other provision in this Agreement to the contrary, the obligation of the Bank or Bancorp to pay the premium costs related to the COBRA or Cal-COBRA continuation of insurance coverages shall terminate at the earlier of the expiration of twelve (12) months from the date of termination or the date of commencement of comparable insurance coverages for Executive by another employer. After such expiration date, Executive shall have such rights to continue to participate under the Bank’s group health benefits plan at Executive’s expense as may be available under COBRA or Cal COBRA.  Executive agrees to notify the Bank as soon as practicable, but not less than ten (10) business days in advance of the commencement of such comparable insurance coverages with another employer and to repay to the Bank any amounts paid by the Bank to or for the benefit of Executive that overlap the coverages provided by the other employer.

(ii)Subject to paragraphs 11 and 23 of this Agreement, termination by the Bank and Bancorp of this Agreement and Executive’s

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employment under paragraph 9 (b), other than in connection with an event constituting automatic termination; then Executive shall receive severance benefits consisting of (A) a cash payment in an amount equal to 100% of Executive's then current Base Salary during the year the termination occurs, less applicable withholding deductions (in addition to accrued Base Salary, incentive compensation, or other payments, if any, due Executive), payable in lump sum promptly after sixty (60) days following such termination (but in no event later than March 15 following the end of the calendar year that includes such termination) calendar years preceding the termination and (B) continuation of group health, vision and dental insurance coverages specified in paragraph 8 (d) (i) of this Agreement for Executive and fifty percent (50%) of the costs of Executive’s dependents pursuant to The Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), or under applicable California law pursuant to Assembly Bill No. 1401 (“Cal-COBRA”), with one hundred percent (100%) of premiums for the insurance coverages payable by the Bank or Bancorp monthly to Executive for a period of twelve (12) months from the date of termination.  Notwithstanding the foregoing or any other provision in this Agreement to the contrary, the obligation of the Bank or Bancorp to pay the premium costs related to the COBRA or Cal-COBRA continuation of insurance coverages shall terminate at the earlier of the expiration of twelve (12) months from the date of termination or the date of commencement of comparable insurance coverages for Executive by another employer. After such expiration date, Executive shall have such rights to continue to participate under the Bank’s group health benefits plan at Executive’s expense as may be available under COBRA or Cal COBRA.  Executive agrees to notify the Bank as soon as practicable, but not less than ten (10) business days in advance of the commencement of such comparable insurance coverages with another employer and to repay to the Bank any amounts paid by the Bank to or for the benefit of Executive that overlap the coverages provided by the other employer.

(iii)Executive acknowledges and agrees that severance benefits pursuant to this paragraph 9 (d) are in lieu of all damages, payments and liabilities on account of the early termination of Executive’s employment under this Agreement.  Any payment made under any subparagraph of paragraph 9 (d) shall preclude further payment under any other subparagraph of paragraph 9 (d).

(e)Change in Control

As contemplated by paragraph 9 (a) (viii), Executive shall be entitled to receive severance in the event of a “Change in Control”  under paragraph 9 (d) (1) occurring while Executive is employed by the Bank or Bancorp.  Such event shall automatically terminate employment under this Agreement.

(i)“Change in Control” of the Bancorp or the Bank shall be deemed to have occurred (as of a particular day, as specified by the Board) upon the occurrence of any of the following events:

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(A)Any one Person, or more than one Person acting as a group, acquires ownership of stock of the Bank or Bancorp that, together with stock held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Bancorp; provided, however, that a Change of Control shall not be deemed to have occurred in the event of either:

(1)a reorganization in which the shareholders of the Bancorp before the reorganization hold equity interests, directly or indirectly, in the reorganized company in substantially the same proportion as they held equity interests in Bancorp; or

(2)a change of control of the Bank where approval of the payment to Executive under Part 359 of the FDIC’s regulation is required and is not obtained; or

(3)a merger or acquisition by the Bancorp that is approved by the Bank's Board and in which the shareholders of the Bancorp immediately before completion of the transaction hold, directly or indirectly, more than 50% of the equity interests in the surviving corporation after completion of the transaction.

(B)one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or group), assets from the Bank or Bancorp that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all assets of Bancorp immediately prior to such acquisition or acquisitions.

(C)References to "group" within this definition of "Change of Control" will be determined in a manner provided for in Treasury Regulations promulgated under Internal Revenue Code section 409A, in particular Treasury Regulation Section 1.409A-3(i)(5)(v)(B) as applicable except to the extent modified or further limited above, and to the extent this definition serves as a payment event for nonqualified deferred compensation within the meaning of Code Section 409A, any transactions constituting a Change in Control under the above referenced definition will only constitute a payment event under this Agreement if, and to the extent, such definition does not violate Internal Revenue Code section 409A.

(ii) A Change in Control shall not be deemed to occur unless and until all regulatory  approvals required in order to effectuate a Change in Control of the Bank have been obtained and the transaction constituting the Change in Control has been consummated.

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(f)Release of All Claims

Notwithstanding any other provision of this Agreement to the contrary, the Bank and Executive agree it shall be an express condition to Executive’s receipt of any severance benefits of any kind under paragraph 9 (d), that Executive execute a full and complete release, substantially in the form and content attached hereto as Exhibit A, of any and all claims against the Bank and Bancorp and their respective affiliates, directors, officers, employees, agents, attorneys, insurers, and successors in interest, arising from or in any way related to Executive’s employment or termination of Executive’s employment pursuant to this Agreement and Executive shall not revoke such release of claims.

10.[RESERVED]

11.Section 409A and 280G Limitations

(a)General

It is the intention the Bank, Bancorp and Executive that this Agreement shall be interpreted and administered consistent with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and that the severance and other benefits payable to Executive under this Agreement either be exempt from, or otherwise comply with, Section 409A.  Notwithstanding any other term, provision, or other matter set forth elsewhere in this Agreement, to the extent that any provision of this Agreement may be determined by the Bank, with the advice of its independent accounting firm or other tax advisors, to be subject to and not in compliance with Section 409A, such provisions shall be interpreted in the manner required to comply with Section 409A.  The Bank, Bancorp and Executive further acknowledge and agree that if, in the judgment of the Bank and Bancorp, with the advice of its independent accounting firm or other tax advisors, amendment of this Agreement is necessary to clarify any of the terms of this Agreement, or to comply with Section 409A, the Bank, Bancorp and Executive will negotiate reasonably and in good faith to amend the terms of this Agreement to the extent necessary so that it complies (with the most limited possible economic effect on the Bank and Executive) with Section 409A.  [If any payment under this Agreement fails to comply with or be exempt from Section 409A, neither the Bank nor Bancorp shall have liability for any taxes, penalties, interest or fees imposed on Executive and Executive shall have no claim against the Bank or Bancorp or any of its directors, officers, employees, stockholders, affiliates, managers, members, partners, agents, attorneys or representatives for any such taxes, penalties, interest or fees.]

(b)Payments to Specified Employees

(i)  Notwithstanding any provision of this Agreement to the contrary, if Executive is considered a “Specified Employee” (as defined below), any distributions hereunder which would otherwise be made to Executive pursuant to the terms of this Agreement shall not be made during the first six (6) months

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following termination of employment that constitutes a separation from service pursuant to Section 409A unless Executive dies prior to the end of such six (6) month period.  Any distribution which would otherwise be paid to Executive during such six (6) month period shall be accumulated and paid to Executive in a lump sum on the first day of the seventh (7th) month following such a separation from service.  All subsequent distributions shall be paid in the manner otherwise specified in this Agreement.

(ii)The term “Specified Employee” shall mean an employee who at the time of separation from service is a “Key Employee” of the Bank or Bancorp or a successor entity of either, if any stock of the Bank or Bancorp or a successor entity of either is publicly traded on an established securities market or otherwise.  For purposes of this Agreement, an employee is a Key Employee if the employee meets the requirements of section 416(i)(1)(A)(i), (ii), or (iii) of the Internal Revenue Code of 1986, as amended (applied in accordance with the regulations thereunder and disregarding section 416(i)(5) thereof) at any time during the twelve (12) month period ending on December 31 (the "Identification Period"). If the employee is a Key Employee during an Identification Period, the employee is treated as a Key Employee for purposes of this Agreement during the twelve (12) month period that begins on the first day of April following the close of the Identification Period.

(c)280 G

If Executive’s severance or other compensation provided by the Bank or Bancorp under this Agreement or outside this Agreement would cause any such payment to be an “excess parachute payment” (as defined in Section 280G(b)(1) of the Internal Revenue Code), then the payments made under paragraph 9 hereof or made outside this Agreement, as applicable, will be reduced (pro rata in the case of installment payments) to the largest amount which may be paid without any portion of such amount being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.  In the event there is a dispute among the parties regarding the extent to which payments must be reduced pursuant to this paragraph 11 (c), such dispute will be resolved by the good faith determination of the Board of Directors of the Bank or Bancorp or the Compensation Committee of the Board of Directors of the Bank or Bancorp.

12.Notices

Any notices to be given hereunder shall be in writing and may be transmitted by email with confirmation of receipt by the recipient or its counsel, personal delivery or by U.S. mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to Executive at the address listed in Executive’s personnel file and to the Bank at its principal business office located at 86 N. Main Street, Porterville , California 93257.  A party may change the address for receipt of notices by written notice in accordance with this paragraph 12.  Notices

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delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of three (3) days after the date of mailing; and emailed notices upon confirmation of receipt.

Arbitration

All claims, disputes and other matters in question arising out of or relating to Executive’s employment and/or this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Bank or Bancorp, in their respective sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association (“AAA”) in accordance with the rules and procedures of AAA then in effect. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with AAA. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.  Any award rendered by AAA shall be in writing and final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof to the extent permitted by applicable law.  The obligations and rights of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be applied, construed and interpreted consistently with, the provisions of the Federal Arbitration Act, 9 U.S.C. section 1, et seq.  Executive agrees to conduct arbitration as an individual solely upon and related to Executive’s own claims and waives any right to pursue such claims as a class action.  Any arbitration hereunder shall be conducted in Fresno, California, unless otherwise agreed to by the parties.

Attorneys' Fees and Costs

In the event of litigation, arbitration or any other action or proceeding between the parties to interpret or enforce this Agreement or any part thereof or otherwise arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its costs related to any such action or proceeding and its reasonable fees of attorneys, accountants and expert witnesses incurred by such party in connection with any such action or proceeding.  The prevailing party shall be deemed to be the party which obtains substantially the relief sought by final resolution, compromise or settlement, or as may otherwise be determined by order of a court of competent jurisdiction in the event of litigation, an award or decision of one or more arbitrators in the event of arbitration, or a decision of a comparable official in the event of any other action or proceeding.  Every obligation to indemnify under this Agreement includes the obligation to pay reasonable fees of attorneys, accountants and expert witnesses incurred by the indemnified party in connection with matters subject to indemnification.

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Entire Agreement

.

This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the employment of Executive by the Bank and contains all of the covenants and agreements between the parties with respect to the employment of Executive by the Bank or Bancorp; provided, that, this Agreement does not supersede or replace the rights and benefits under (i) any supplemental retirement or salary continuation plan, or (ii) any stock option or equity award agreement between Bancorp and Executive of this Agreement.  Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

Modifications

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Any modification of this Agreement will be effective only if it is in writing and signed by a party or its authorized representative.

Waiver

The failure of a party to insist on strict compliance with any of the terms, provisions, covenants, or conditions of this Agreement by another party shall not be deemed a waiver of any term, provision, covenant, or condition, individually or in the aggregate, unless such waiver is in writing, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

Partial Invalidity

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If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

Interpretation

This Agreement shall be construed without regard to the party responsible for the preparation of the Agreement and shall be deemed to have been prepared jointly by the parties.  Any ambiguity or uncertainty existing in this Agreement shall not be interpreted against either party, but according to the application of other rules of contract interpretation, if an ambiguity or uncertainty exists.

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Governing Law and Venue

The laws of the State of California, other than those laws denominated choice of law rules, and the rules and regulations of the regulatory authorities having jurisdiction over the Bank and Bancorp including, but not limited to, the FRB, FDIC and BDO, shall govern the validity, construction and effect of this Agreement, except for paragraph 13 regarding arbitration, which shall be governed by the Federal Arbitration Act (9 U.S.C. § 1, et seq.).  Any action which in any way involves the rights, duties and obligations of the parties hereunder and is not resolved by binding arbitration shall be brought in the courts of the State of California or federal court and venue for any action or proceeding shall be in the California Superior Court for Tulare or in the United States District Court for the Eastern District of California, and the parties hereby submit to the personal jurisdiction of said courts.

Payments Due Deceased Executive

If Executive dies prior to the expiration of the term of Executive’s employment, any payments that may be due Executive from the Bank or Bancorp under this Agreement as of the date of death shall be paid to Executive's heirs, beneficiaries, successors, permitted assigns or transferees, executors, administrators, trustees, or any other legal or personal representatives.

Assignment/Binding Effect

Except as specifically set forth in this Agreement, Executive may not assign, delegate or otherwise transfer any of Executive’s rights, benefits, duties or obligations under this Agreement without the prior written consent of the Bank and Bancorp.  This Agreement shall inure to the benefit of and be binding upon the Bank and Bancorp and their respective successors and assigns, and Executive and Executive’s heirs, beneficiaries, successors, permitted assigns or transferees, executors, administrators, trustees, and any other legal or personal representatives.

Regulatory Limitations

Executive, the Bank, and Bancorp acknowledge and agree that notwithstanding any other provision of this Agreement to the contrary, the rights, benefits, duties, or obligations of the parties hereunder are conditioned upon and subject to the rules and regulations promulgated by regulatory authorities having jurisdiction over the Bank.

Effect of Termination on Certain Provisions

Upon the termination of this Agreement, the obligations of the Bank and Executive hereunder shall cease except to the extent of the Bank or Bancorp’s obligations to make payments, if any, to or for the benefit of Executive following

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termination, and provided that paragraphs 3, 5, 6, 7, 9(f), 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24 and 25 shall remain in full force and effect.

Advice of Counsel and Advisors

Executive acknowledges and agrees that he has read and understands the terms and provisions of this Agreement and prior to signing this Agreement, he has had the advice of counsel and/or such other advisors as he deemed appropriate in connection with his review and analysis of such terms and provisions of this Agreement.

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5022.003/1382783.2 15

IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

EXECUTIVE

/s/ Michael Olague

Michael Olague

SIERRA BANCORP

A California corporation

By:/s/ Kevin McPhaill

Name:  Kevin McPhaill

Title:  President / CEO

BANK OF THE SIERRA

A California banking corporation

By:/s/ Kevin McPhaill

Name:  Kevin McPhaill

Title:  President / CEO

5022.003/1382783.2 16

EXHIBIT A

GENERAL RELEASE AGREEMENT

THIS GENERAL RELEASE AGREEMENT (the “Release Agreement”) is entered into by and among Michael Olague (the “Executive”), Sierra Bancorp, a California corporation (“Bancorp”), Bank of the Sierra, a California banking corporation (“Bank”), for the purposes set forth hereinafter.

In consideration for the payment of severance of that certain Employment Agreement between the parties dated _________, 2019, (the “Employment Agreement”), which payments the Executive is not otherwise entitled to receive and the sufficiency of which the Executive acknowledges, the Executive has agreed to waive any and all claims or grievances which the Executive has or may have against the Bank and Bancorp and all of their respective past, present and future affiliates, subsidiaries, predecessors, and successor corporations, and their respective subsidiaries and affiliates, and their respective past or present shareholders, directors, officers, employees, trustees, agents, and representatives, in their individual or representative capacities, and all benefits plans of such companies, including current and former trustees and administrators of such plans (all of the foregoing individually and collectively referred to hereinafter as the “Released Parties”), in accordance with the terms of this Release Agreement. Nothing contained in this Release Agreement shall be interpreted as an admission of liability by any of the Released Parties.

In furtherance of the foregoing, the Executive agrees, for the Executive and for all persons acting on the Executive's behalf (such as, but not limited to, the Executive's family, heirs, executors, administrators, personal representatives, agents and/or legal representatives), to forever and fully release and discharge the Released Parties from any and all claims, actions, causes of action, contracts, grievances, demands, and/or other liability of any nature whatsoever against any or all of the Released Parties, that the Executive ever had by reason of or arising out of any matter, cause and/or event occurring on or prior to the date of the expiration of the revocation period described below including, but not limited to, the following matters (which are individually and collectively referred to hereinafter as the “Released Claims”):

(i)any and all claims of any nature which are in any way related to the Executive's employment, the termination of such employment, the Agreement, promissory estoppel, any and all claims for forced resignation, constructive discharge, libel, slander, deprivation of due process, wrongful discharge, discrimination, harassment of any nature, breach of contract, breach of implied contract, the infliction of emotional distress, detrimental reliance, invasion of privacy, negligence, malicious prosecution, false imprisonment, fraud, assault and battery, interference with contractual or other relationships, retaliatory discharge or treatment and/or termination in violation of public policy;

(ii)any and all claims under any federal, state and/or local discrimination law, regulation, executive order, rule and/or ordinance;

(iii)any and all claims which could have been alleged in any litigation between the Executive and any of the Released Parties;

5022.003/1382783.2 A-1

(iv)any right, claim or demand, which may have arisen on or prior to the date of signing of this Release Agreement, which the Executive may have pursuant to the Age Discrimination in Employment Act, the Older Workers Benefits Protection Act, the WARN Act, the Employee Retirement Income Security Act, the Americans With Disabilities Act, the Fair Labor Standards Act, the Equal Pay Act, the Family Medical Leave Act, the Occupational Safety and Health Act, the Uniformed Services Employment and Reemployment Rights Act, the Fair Credit Reporting Act, Title VII of the Civil Rights Act of 1964, the California Labor Code, the California Fair Employment and Housing Act, the California Labor Management Relations and Employment Practices Laws, the California Wages, Hours and Payment of Wages Laws, the California Equal Pay Laws, the California Handicapped Laws, the California Family Rights Act, the California Sexual Orientation Bias Laws, the California Aids Laws, and/or any other federal, state and/or local law, executive order, rule, ordinance or regulation, all as they have been or may be amended; and

(v)any and all claims arising or accruing through the date of the signing of this Release Agreement, of whatever nature, kind or character, whether known or unknown, past or present, and in furtherance thereof, the Executive expressly waives all rights under Section 1542 of the California Civil Code which reads as follows:

Section 1542. “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

It is expressly understood and agreed by the Executive that this Release Agreement is in full accord, satisfaction and discharge of any and all doubtful and disputed claims by the Executive against the Released Parties, and that this Release Agreement is intended to include in its effect and to extinguish all claims, whether or not known to the Executive.

Notwithstanding the foregoing or any contrary provision of this Release Agreement, the Executive and the Bank agree that the Released Claims shall exclude the Executive’s (i) rights to indemnification under the Bank’s articles of incorporation and bylaws, or under any indemnification agreement between Bank and Executive and (ii) vested benefits under plans or programs maintained by the Bank in which the Executive participated prior to the Executive’s termination of employment including, but not limited to any stock option and equity award plans.

The parties further understand and agree as follows:

1.The Executive is not entitled to receive any other compensation, benefit or other payment under the Agreement or this Release Agreement, other than any salary and unused paid time off to the date of termination of employment and any vested benefits under any benefit plan of  the Bank in which the Executive participated. The Executive agrees that the Executive is not entitled to any other benefits under any other program or plan of the Bank or its respective affiliates or subsidiaries.

5022.003/1382783.2 A-2

2.Upon the request of the Bank, the Executive has or will promptly return all property of the Bank and its affiliates and subsidiaries, to them, including, but not limited to, club membership interests, customer information, computers and other electronic and technology devices, keys to offices, identification cards and corporate credit cards, prior to receipt of any payments pursuant to this Release Agreement.

3.To the maximum extent permitted by law, the Executive agrees never to file a lawsuit, grievance, or any other type of action asserting any Released Claims under this Release Agreement.

4.This Release Agreement will forever and for all time bar any action and/or Released Claims of the Executive that occurred on or prior to the date of the expiration of the revocation period described below.

5.The Executive shall comply with the nonsolicitation and nondisclosure provisions set forth in Change in Control Agreement.

6.The Executive and the Bank agree that no party or its representatives will make, directly or indirectly, or knowingly encourage any other person or entity to make, any disparaging, derogatory, or defamatory statement(s) regarding the other or any of the Released Parties to third parties including, but not limited to, customers and prospective customers of  the Bank, and/or its affiliates and subsidiaries, whether communicated in oral, written, electronic or other form including, but not limited to, through the use of public or social media, the internet, electronic devices, any news or press media, or other form of publication. This restriction shall include, but not be limited to, statements regarding the Bank’s policies, procedures, or practices (including, but not limited to, business, lending, or credit policies, procedures or practices). Notwithstanding the foregoing, the parties may provide truthful information in response to a legal subpoena or other legal process.

7.If any provision in this Release Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

THE EXECUTIVE IS HEREBY ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS RELEASE AGREEMENT AND THE EXECUTIVE IS PROVIDED WITH A PERIOD OF FORTY-FIVE (45) DAYS IN WHICH TO CONSIDER THIS RELEASE AGREEMENT. THE FORTY-FIVE (45) DAY CONSIDERATION PERIOD EXPIRES ON ________________, 20__.

FOR AN ADDITIONAL PERIOD OF SEVEN (7) DAYS FOLLOWING THE SIGNING OF THIS RELEASE AGREEMENT, THE EXECUTIVE MAY REVOKE THIS RELEASE AGREEMENT BY DELIVERY OF A WRITTEN NOTICE OF REVOCATION TO ______________________________________________________, ON OR BEFORE, 5:00 P.M. PACIFIC TIME OF THE SEVENTH DAY, OR BY MAILING (CERTIFIED MAIL SUGGESTED) A WRITTEN NOTICE OF REVOCATION TO _________________, WHICH MUST BE POSTMARKED NO LATER THAN THAT DATE. THIS RELEASE

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AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL SUCH SEVEN (7) DAY PERIOD HAS EXPIRED. IF THE EXECUTIVE FAILS TO SIGN THIS RELEASE AGREEMENT WHEN SCHEDULED, OR IF THE EXECUTIVE REVOKES THIS RELEASE AGREEMENT, IT SHALL NOT BE EFFECTIVE AND ENFORCEABLE AND THE EXECUTIVE WILL NOT RECEIVE ANY PAYMENTS OR BENEFITS DESCRIBED IN THIS RELEASE AGREEMENT, AND MUST RETURN ALL CONSIDERATIONS WHICH MAY HAVE BEEN PAID UNDER THIS RELEASE AGREEMENT WHICH WERE CONDITIONED UPON THE EXECUTION AND EFFECTIVENESS OF THIS RELEASE AGREEMENT.

THE EXECUTIVE ACKNOWLEDGES THAT THE EXECUTIVE HAS HAD THE FORTY-FIVE (45) DAY TIME PERIOD REFERENCED ABOVE TO REVIEW THIS RELEASE AGREEMENT AND HAS CAREFULLY READ AND UNDERSTANDS ITS CONTENTS. THE EXECUTIVE HAS HAD AN OPPORTUNITY DURING THAT FORTY-FIVE (45) DAY PERIOD TO CONSULT WITH AN ATTORNEY REGARDING ITS TERMS. THE EXECUTIVE ACKNOWLEDGES VOLUNTARILY SIGNING THIS RELEASE AGREEMENT WITH THE FULL KNOWLEDGE OF ITS TERMS.

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5022.003/1382783.2 A-4

IN WITNESS WHEREOF, the parties have executed this Release Agreement on ____________, 2018, in the City of , County , State of California.

EXECUTIVE

____________________________________

Michael Olague

SIERRA BANCORP

A California corporation

By:_________________________________

Name:

Title:

BANK OF THE SIERRA

A California banking corporation

By:_________________________________

Name:

Title:

5022.003/1382783.2 Exhibit A